UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 13, 2014

ZBB ENERGY CORPORATION (Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33540	39-1987014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

N93 W14475 Whittaker Way Menomonee Falls, WI 53051 (Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: (262) 253-9800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.           Entry into a Material Definitive Agreement.

On March 14, 2014, ZBB Energy Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), relating to the registered offering of 5,500,000 shares of the Company’s common stock, par value $0.01 per share. The price to the public in this offering is $2.25 per share, and the Underwriter has agreed to purchase the shares from us at a price of $2.0925 per share.  Under the terms of the Underwriting Agreement, we have also granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 825,000 shares of common stock at the same price to cover over-allotments, if any.

The net proceeds to the Company from this offering are expected to be approximately $11.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses, assuming no exercise by the Underwriter of the over-allotment option. The offering is expected to close on or about March 19, 2014, subject to customary closing conditions.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-171957) declared effective by the Securities and Exchange Commission on March 21, 2011, as supplemented by an applicable prospectus supplement. A copy of the opinion of the Company’s counsel, Godfrey & Kahn, S.C. , relating to the legality of the issuance and sale of the shares in the offering is filed herewith as Exhibit 5.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the offering and the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 8.01.   Other Events.

On March 13, 2014, we issued a press release announcing that we had commenced the offering. On March 14, 2014, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Forward-Looking Safe Harbor Statements

Certain statements made in this report contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB ENERGY CORPORATION

Date: March 14, 2014	By: /s/ Eric C. Apfelbach
Eric C. Apfelbach
President and Chief Executive Officer

Exhibit No.	Exhibit Description

1	Underwriting Agreement, dated March 14, 2014
5	Opinion of Godfrey & Kahn, S.C.
23	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)
99.1	Press Release, dated March 13, 2014
99.2	Press Release, dated March 14 2014